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                                                                    Exhibit 4.15


                         JUNIOR SUBORDINATION AGREEMENT
                         ------------------------------


                  Agreement dated as of April 16, 1998 between Fleet Capital Corporation ("Senior Lender"), Robert Fleming Inc. ("Fleming"), as agent for the "Holders" under and as defined in the Subordinated Note Agreement referenced below (Fleming and such Holders collectively, the "Subordinated Lender") and Fleming, as agent for the "Holders" under and as defined in the Senior Note Agreement referenced below (Fleming, and such Holders collectively, "Senior Subordinated Lender").

                                   BACKGROUND
                                   ----------

                  Senior Lender and National Record Mart, Inc. (the "Company") are parties to a Loan and Security Agreement dated as of June 11, 1993 (as same has been or may be amended from time to time, the "Loan Agreement"). The Company, NRM Investment, Inc. ("Guarantor") and Senior Subordinated Lender are entering into a Senior Subordinated Secured Note Purchase Agreement as of this date pursuant to which Senior Subordinated Lender will provide credit accommodations to the Company (as the same may be amended from time to time, the "Senior Note Agreement"). The Company, and Subordinated Lender are also entering into a Senior Subordinated Note Purchase Agreement as of this date pursuant to which Subordinated Lender will provide credit accommodations to the Company (as the same may be amended from time to time, the "Subordinated Note Agreement"). As an inducement for Senior Lender and Senior Subordinated Lender to consent to the Company entering into the Subordinated Note Agreement and to induce Senior Lender and Senior Subordinated Lender to continue to provide credit accommodations to the Company, Subordinated Lender, on behalf of the purchasers party to the Subordinated Note Agreement, has agreed to enter into this subordination agreement to provide for the subordination of the "Subordinated Indebtedness" to the "Senior Indebtedness".

                                   AGREEMENTS
                                   ----------

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1.    DEFINITIONS.

                         1.1.  GENERAL TERMS.  For purposes of this Agreement,
the following terms shall have the following meanings:

                         "AGREEMENTS" shall mean, collectively, the Senior
Lending Agreements, the Senior Subordinated Lending Agreements and the Subordinated Lending Agreements.

                            "BUSINESS DAY" - a day excluding Saturday, Sunday
and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

                            "COMPANY" shall mean the Company and its successors
and assigns.


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                  "CONTROLLING LENDER" means (i) until all Senior Indebtedness under the Senior Lending Agreements has been paid in full and satisfied in cash and all commitments to lend thereunder shall have been irrevocably terminated, Senior Lender and (ii) thereafter, Senior Subordinated Lender.

                  "CREDITORS" shall mean, collectively, Senior Lender, Senior Subordinated Lender and Subordinated Lenders and their respective successors and assigns.

                  "DISTRIBUTION" shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution.

                  "DOCUMENTS" shall mean any and all agreements, instruments and documents (other than the Loan Agreement), heretofore, now or hereafter executed by Borrower or any Guarantor) and delivered to Lender in respect to the transactions contemplated by the Loan Agreement, including, without limitation, any and all promissory notes issued in connection therewith and any guaranty agreements, security agreements and/or pledge agreements.

                  "EVENT" shall have the meaning set forth in Section 2.2 (c) hereof.

                  "GUARANTOR" shall mean NRM Investments, Inc., a Delaware corporation.

                  "HOLDERS OF SUBORDINATED INDEBTEDNESS" or "SUBORDINATED LENDER" shall mean Robert Fleming Inc. and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness.

                  "LOAN AGREEMENT" shall mean the Loan and Security Agreement dated June 11, 1993 between the Company and Senior Lender as the same has been or may be amended, supplemented, modified or restated from time to time.

                  "PERSON" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

                  "SENIOR INDEBTEDNESS" shall mean (i) all Obligations of any kind owed by the Company or Guarantor to Senior Lender from time to time under or pursuant to any of the Senior Lending Agreements including, without limitation, all principal, interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) accruing thereon, charges, expenses, fees and other sums chargeable to the Company or Guarantor by the Senior Lender, and reimbursement, indemnity or other obligations due and payable Senior Lender and (ii) all obligations of any kind owed by the Company to Senior Subordinated Lender from time to time under or pursuant to any of the Senior Subordinated Lending Agreements including, without limitation, all principal, premium, if any, interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) accruing thereon, charges,

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expenses, fees and other sums chargeable to the Company by the Senior
Subordinated Lender, and reimbursement, indemnity or other obligations due and payable by Senior Subordinated Lender. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Senior Indebtedness shall also include any indebtedness of the Company incurred in connection with a refinancing of the Senior Indebtedness under the Senior Lending Agreements and/or the Senior Subordinated Lending Agreements if the terms and conditions of the agreements, documents and instruments related to such refinancing, taken as a whole, are not materially more onerous to the Holder of Subordinated Indebtedness than those set forth in the Senior Lending Agreements and/or the Senior Subordinated Lending Agreements, as in effect on the date hereof. For purposes of this Agreement only, the principal amount of Senior Indebtedness shall not exceed $50,000,000.

                  "SENIOR LENDER" shall have the meaning set forth in the introductory paragraph of this Agreement.

                  "SENIOR LENDING AGREEMENTS" shall mean collectively the Loan Agreement, and the other Documents between the Company and Senior Lender or Guarantor and Senior Lender each as from time to time in effect.

                  "SENIOR SUBORDINATED LENDING AGREEMENTS" shall mean collectively the Senior Note Agreement, the Senior Subordinated Note and all promissory notes, agreements, documents, guarantees and instruments now or at any time hereafter executed and/or delivered by the Company or any other person to, with or in favor of the Senior Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced each as from time to time in effect.

                  "SENIOR SUBORDINATED INDEBTEDNESS" shall mean all obligations of any kind owed by the Company or Guarantor to Senior Subordinated Lender from time to time under or pursuant to any of the Senior Subordinated Lending Agreements.

                  "SENIOR SUBORDINATED LENDER" is defined in the preamble hereto.

                  "SENIOR SUBORDINATED NOTE" shall mean those certain promissory notes issued by the Company to Senior Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on EXHIBIT A hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

                  "SUBORDINATED INDEBTEDNESS" shall mean all principal, premium, if any, interest and other amounts payable or chargeable in connection with the Subordinated Lending Agreements.

                  "SUBORDINATED LENDING AGREEMENTS" shall mean, collectively, the Subordinated Note Agreement, the Subordinated Note and all promissory notes, agreements, guarantees, documents and instruments now or at any time hereafter executed and/or delivered by the Company, Guarantor or any other person to, with or in favor of the Subordinated Lender in

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connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  "SUBORDINATED NOTE OR NOTE(S)" shall mean those certain promissory notes issued by the Company to Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on EXHIBIT B hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

                  1.2. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Senior Lending Agreements, the Senior Subordinated Lending Agreements or Subordinated Lending Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                  2. COVENANTS. The Company and each Holder of Subordinated Indebtedness hereby covenant that until the Senior Indebtedness shall have been paid in full and satisfied in cash and any commitments to lend under the Senior Lending Agreement and the Senior Subordinated Lending Agreements shall have been irrevocably terminated, all in accordance with their respective terms, each will comply with such of the following provisions as are applicable to it:

                         2.1.       INTENTIONALLY OMITTED.

                         2.2. SUBORDINATION PROVISIONS. To induce Senior Lender
to enter into the Senior Lending Agreements and to make loans and advances thereunder and to induce Senior Subordinated Lender to enter into the Senior Subordinated Lending Agreements and make loans and advances thereunder, notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time. Specifically, but not by way of limitation:

                                    (a)     PAYMENTS.  Neither the Company nor
the Guarantor shall make any Distribution on the Subordinated Indebtedness until such time as the Senior Indebtedness shall have been paid in full in cash and any commitments to provide advances under the Senior Lending Agreements and the Senior Subordinated Lending Agreements shall have been irrevocably terminated; PROVIDED, HOWEVER, so long as no Event of Default shall have occurred under the Senior Lending Agreements or the Senior Subordinated Lending Agreements, the Company may pay and the Holders of Subordinated Indebtedness may receive regularly scheduled payments of principal and interest on the Subordinated Indebtedness as set forth on the date hereof in the Subordinated Lending Agreements.

                         Following the occurrence of an Event of Default under
the Senior Lending Agreements or Senior Subordinated Lending Agreements relating to a failure by the Company to

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make payment of any sums due and owing to Senior Lender (any such occurrence, a
"Payment Default") (i) neither the Company nor Guarantor shall make any Distribution on the Subordinated Indebtedness and (ii) upon and after receipt by the Holders of Subordinated Indebtedness of written notice of such Payment Default from Controlling Lender (any such notice, a "Payment Default Notice") no such Holder of Subordinated Indebtedness shall be entitled to receive or retain any such Distribution in respect of the Subordinated Indebtedness. Following the occurrence of an Event of Default (other than a Payment Default) under the Senior Lending Agreements or the Senior Subordinated Lending Agreements, (i) neither the Company nor Guarantor shall make any Distribution on the Subordinated Indebtedness and (ii) upon and after receipt by the Holders of Subordinated Indebtedness of written notice of such Event of Default from Controlling Lender (any such notice, a "Default Notice") no such Holder of Subordinated Indebtedness shall be entitled to receive or retain any such Distribution in respect of the Subordinated Indebtedness, PROVIDED, FURTHER, that notwithstanding the foregoing restriction, the Company may pay and the Holders of Subordinated Indebtedness shall be entitled to receive and retain any principal or interest payment which shall have become due and payable (on a non-accelerated basis) on the earliest to occur of (x) the date on which all such Events of Default specified in the Default Notice shall have been cured or waived, or (y) payment in full in cash of all Senior Indebtedness and the irrevocable termination of any commitments to provide advances under the Senior Lending Agreements and the Senior Subordinated Lending Agreements or (z) the expiration of a period of ninety (90) days from delivery of the Default Notice.

                                    (b)     LIMITATION ON ACCELERATION.  During
any period described in Section 2.2 (a) hereof in which a Distribution is not permitted to be made on Subordinated Indebtedness (any such period, a "Non-Payment Period"), no Holder of Subordinated Indebtedness shall be entitled to accelerate the maturity of the Subordinated Indebtedness, exercise any remedies or commence any action or proceeding to recover any amounts due or to become due with respect to Subordinated Indebtedness, PROVIDED, HOWEVER, the foregoing limitation on acceleration or exercise of any remedies shall not be applicable following (x) the occurrence of an Event (as to which Section 2.2 (c) shall apply), (y) the maturity or acceleration of all Senior Indebtedness or (z) ninety (90) days after the Subordinated Lender has given the Controlling Lender written notice of its intention to take such action.

                                    (c)     PRIOR PAYMENT OF SENIOR INDEBTEDNESS
IN BANKRUPTCY, ETC. In the event of any insolvency or bankruptcy proceedings relative to the Company, Guarantor or their respective property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, Guarantor or distribution or marshalling of its assets or any composition with creditors of the Company or Guarantor, whether or not involving insolvency or bankruptcy, or if the Company or Guarantor shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an "Event") then all Senior Indebtedness shall be paid in full and satisfied in cash and any commitments to provide advances under the Senior Lending Agreements and the Senior Subordinated Lending Agreements terminated before any Distribution shall be made on account of any Subordinated Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly first, to the Senior Lender or its representatives, in the proportions in which they hold the same, until amounts owing

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upon Senior Indebtedness shall have been paid in full in cash and any commitments to provide advances under the Senior Lending Agreements and the Senior Subordinated Lending Agreements have been terminated and second, to the Senior Subordinated Lender or its representatives, in the proportions in which they hold the same, until amounts owing upon Senior Indebtedness under the Senior Subordinated Lending Agreements shall have been paid in full in cash.


                                    (d)     ACCELERATION. In the event of any
Senior Indebtedness becoming due and payable, whether by acceleration, maturity or otherwise, no Distribution shall thereafter be made on account of the Subordinated Indebtedness until all Senior Indebtedness shall be paid in full in cash and the Loan Agreement be irrevocably terminated.

                                    (e)      POWER OF ATTORNEY. To enable the
Senior Lender to assert and enforce its rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event, the Senior Lender or any person whom it may designate or Senior Subordinated Lender if all Senior Indebtedness under the Senior Lending Agreements has been paid in full in cash and the Loan Agreement irrevocably terminated (any such Person, the "Attorney in Fact") is hereby irrevocably appointed attorney in fact for the Subordinated Lender with full power to act in the place and stead of the Subordinated Lender including the right to make, present, file and vote such proofs of claim against the Company on account of all or any part of the Subordinated Indebtedness as the Attorney in Fact may deem advisable in the event that Subordinated Lender shall fail to do so and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness. The Subordinated Lender will execute and deliver to the Attorney in Fact such instruments as may be required by the Attorney in Fact to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof, and the Subordinated Lender hereby irrevocably appoints the Attorney in Fact as the lawful attorney and agent of the Subordinated Lender to execute financing statements on behalf of the Subordinated Lender and hereby further authorizes the Attorney in Fact to file such financing statements in any appropriate public office.

                                    (f)      KNOWLEDGE; DELIVERY OF PAYMENT
DEFAULT NOTICE. No holder of any Subordinated Indebtedness shall at any time be charged with knowledge of any of the events described in Section 2.2 (a) hereof or on such account be prohibited from receiving or retaining any payment of monies or from taking any action regarding acceleration or the exercise of remedies, unless and until such holder shall have received a Default Notice or Payment Default Notice; PROVIDED, HOWEVER, any "default" or "event of default" under the Subordinated Note and/or Subordinated Lending Agreements shall automatically constitute an Event of Default under the Senior Lending Agreements and the Senior Subordinated Lending Agreements so that payments received by any Holder of Subordinated Indebtedness following any such occurrence shall not be retained irrespective of the lack of receipt by such holder of a Default Notice or Payment Default Notice, UNLESS (i) the Event of Default is waived by the required Holders of Subordinated Indebtedness, (ii) a copy of such waiver is given in writing by Subordinated Lender to Senior Lender and Senior Subordinated Lender, and (iii) no Default Notice is thereafter forthcoming from Controlling Lender within five (5) Business Days following the giving of notice of the aforesaid waiver, in which event any Holder of Subordinated Indebtedness may retain all payments previously or thereafter received, subject to the provisions of Section 2.2 (a).

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                  Each Default Notice and Payment Default Notice shall be deemed to be properly given by Controlling Lender to the Subordinated Lender if such Default Notice or Payment Default Notice is delivered in accordance with Section
3.7 hereof.

                  No more than two (2) Default Notices may be given in any 365-day period, and no Default or Event of Default which existed or which was continuing with respect to any Senior Indebtedness to which the Default Notice relates on the date such Default Notice was given shall be the basis for the commencement of any subsequent Default Notice by any holder of Senior Indebtedness unless such Default or Event of Default is cured or waived for a period of not less than ninety (90) days.

                                    (g)     PAYMENTS HELD IN TRUST. Should any
Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by the Subordinated Lender or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of the Subordinated Lender at a time when the Subordinated Lender is not permitted to receive any such Distribution or proceeds thereof including if same is collected or received when there is or would be after giving effect to such payment an Event of Default under the Senior Lending Agreements or the Senior Subordinated Lending Agreements, then the Subordinated Lender will forthwith deliver, or cause to be delivered, the same to the Controlling Lender in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered, the same shall be held in trust by the Subordinated Lender, or any such Affiliate, as the property of the Controlling Lender and shall not be commingled with other property of the Subordinated Lender or any such Affiliate.

                                    (h)     SUBROGATION. Subject to the prior
payment in full in cash of the Senior Indebtedness and the irrevocable termination of any commitments to provide advances under the Senior Lending Agreements or the Senior Subordinated Lending Agreements, to the extent that Senior Lender or Senior Subordinated Lender has received any Distribution on the Senior Indebtedness which, but for this Agreement and the Subordination Agreement dated this date among Senior Lender, Senior Subordinated Lender, Guarantor and the Company ("Additional Subordination Agreement"), would have been applied to the Subordinated Indebtedness, the Subordinated Lender shall be subrogated to the then or thereafter rights of the Senior Lender and/or Senior Subordinated Lender, as the case may be, including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the principal of, premium, if any, interest on and other charges due under the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to the Senior Lender and/or Senior Subordinated Lender, as the case may be, to which the Subordinated Lender would be entitled except for the provisions of this Agreement and the Additional Subordination Agreement shall, as between the Company, Guarantor, their respective creditors (other than the Senior Lender and Senior Subordinated Lender) and the Subordinated Lender, be deemed to be a Distribution by the Company or Guarantor to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of the Subordinated Lender on the one hand, and the Senior Lender and/or Senior Subordinated Lender on the other hand.

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                                    (i)     SCOPE OF SUBORDINATION. The
provisions of this Agreement are solely to define the relative rights of any Holder of Subordinated Indebtedness, the Senior Lender and the Senior Subordinated Lender. Nothing in this Agreement shall impair, as between the Company, Guarantor and the Subordinated Lender the unconditional and absolute obligation of the Company and/or Guarantor to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Note and/or any Subordinated Lending Agreements in accordance with the terms thereof, subject to the rights of the Senior Lender under this Agreement. If the Borrower fails because of this Agreement to pay principal of, premium, if any, and interest on the Subordinated Notes or any other obligations owing under the Subordinated Lending Agreements on the date when such payment is due (other than any payment due after, and during the effectiveness of, a Default Notice), the failure to make such payment shall be an Event of Default under the Subordinated Lending Agreements notwithstanding any provision of this Agreement.

                                    (j)     Tender of Subordinated Notes for
Warrants. Each Holder of Subordinated Indebtedness shall at all times, notwithstanding any provisions of this Agreement regarding prohibitions on receiving payments or exercising rights and remedies with respect to Subordinated Indebtedness, have the right to tender the Subordinated Note held by it to the Company to pay the exercise price of the Warrants (as defined in the Subordinated Note Agreement) in lieu of cash.

                  3.     MISCELLANEOUS.

                         3.1. PROVISIONS OF SUBORDINATED NOTE. From and after
the date hereof, the Company, Guarantor and the Subordinated Lender shall cause each Subordinated Note and any guarantee to contain a provision to the following effect:

                  "This Agreement is subject to the Subordination Agreement, dated April 16, 1998, among the Maker, the Payee, Senior Lender and Senior Subordinated Lender, under which this Agreement and the Maker's obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain obligations to the holders of Senior Indebtedness as defined therein."

                  Proof of compliance with the foregoing shall be promptly given to Senior Lender.

                         3.2. ADDITIONAL AGREEMENTS. In the event that the
Senior Indebtedness is refinanced in full, Subordinated Lender agrees at the request of such refinancing party to enter into a subordination agreement on terms substantially similar to this Subordination Agreement; provided that the refinancing Senior Indebtedness shall be in compliance with Section 3.6.

                         3.3. SURVIVAL OF RIGHTS. The right of Senior Lender and
Senior Subordinated Lender to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Company, Guarantor or Senior Lender or Senior Subordinated Lender including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by

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the Company or Guarantor with such provisions, regardless of the actual or imputed knowledge of Senior Lender or Senior Subordinated Lender.

                  3.4. RECEIPT OF AGREEMENTS. Subordinated Lender hereby acknowledges that it has delivered to Senior Lender and Senior Subordinated Lender a correct and complete copy of the Subordinated Lending Agreements as in effect on the date hereof. The Subordinated Lender, solely for the purposes of this Agreement, hereby acknowledges receipt of a correct and complete copy of each of the Senior Lending Agreements and Senior Subordinated Lending Agreements as in effect on the date hereof.

                  3.5. NO AMENDMENT OF SUBORDINATED LENDING AGREEMENTS. So long as the Loan Agreement and/or Senior Subordinated Note remains in effect, neither the Company nor any Holder of Subordinated Indebtedness shall enter into any amendment to or modification of any Subordinated Lending Agreements which increases the principal amount, increases the interest rate by more than three percent (3%) per annum or shortens or accelerates the maturity or due date of any payments thereunder, without the prior written consent of Senior Lender and the Senior Subordinated Lender.

                  3.6. AMENDMENTS TO SENIOR LENDING AGREEMENTS. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto other than the Additional Subordination Agreement, shall in any manner limit or restrict the ability of Senior Lender or Senior Subordinated Lender from increasing or changing the terms of the loans under the Senior Lending Agreements or Senior Subordinated Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements or Senior Subordinated Lending Agreements, in such manner as Senior Lender and/or Senior Subordinated Lender and the Company shall mutually determine. Each Holder of Subordinated Indebtedness hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by the Senior Lender and/or Senior Subordinated Lender to the Company from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Subordination Agreement in respect of the Subordinated Indebtedness.

                  3.7. NOTICE OF DEFAULT AND CERTAIN EVENTS. The Senior Lender, Senior Subordinated Lender and the Holders of Subordinated Indebtedness shall undertake in good faith to notify the other of the occurrence of any of the following as applicable, within five (5) Business Days after obtaining knowledge thereof :

                       (a) the obtaining of actual knowledge of the occurrence of any default under the Subordinated Lending Agreements;

                       (b) the acceleration of any Senior Indebtedness by the Senior Lender or Senior Subordinated Lender or of any Subordinated Indebtedness by any Holder of Subordinated Indebtedness;

                       (c) the granting by Senior Lender or Senior Subordinated Lender of any waiver of any Event of Default under the Loan Agreement or the Senior Subordinated


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Lending Agreements, as the case may be, or the granting by any Holder of
Subordinated Indebtedness of any waiver of any "default" or "event of default" under the Subordinated Lending Agreements;

                       (d) the payment in full by the Company (whether as a result of refinancing or otherwise) of all Senior Indebtedness; or

                       (e) any amendment to any of the Agreements.

                  The failure of any party to give such notice shall not affect the subordination of the Subordinated Indebtedness as provided in this Subordination Agreement.

                  3.8. NOTICES. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

                 If to Senior Lender:    Fleet Capital Corporation
                                         200 Glastonbury Boulevard
                                         Glastonbury, Connecticut 06033
                                         Attention: Northeast Loan Administrator
                                         Telephone: (860) 659-3200
                                         Telecopier: (860) 657-7759

                 with a copy to:         Hahn & Hessen LLP
                                         350 Fifth Avenue
                                         New York, New York 10118-0075
                                         Attention: Daniel J. Krauss, Esq.
                                         Telephone: (212) 736-1000
                                         Telecopier: (212) 594-7167

                 If to Senior:           c/o Robert Fleming Inc.
                 Subordinated Lender     320 Park Avenue, 11th Floor
                 Or Junior               New York, New York 10022
                 Subordinated            Attention: Michael E. Rowe
                 Lender:                 Telephone: (212) 508-3672
                                         Telecopier: (212) 508-3579
                       with a copy to:           Sidley & Austin
                                                 555 West Fifth Street
                                                 Los Angeles, California 90013
                                                 Attention: Gary J. Cohen, Esq.
                                                 Telephone: (213) 896-6000
                                                 Telecopier: (213) 896-6600


                       If to the Company
                       or Guarantor:             c/o National Record Mart, Inc.
                                                 507 Forest Avenue
                                                 Carnegie, Pennsylvania 15106
                                                 Attention: Theresa Carlisle
                                                 Telephone: (412) 276-6200
                                                 Telecopier: (412) 276-6201

                       with a copy to:           Reed Smith Shaw & McClay
                                                 435 Sixth Avenue
                                                 Pittsburgh, PA  15219
                                                 Attention: Robert Morris, Esq.
                                                 Telephone: (412) 288-3131
                                                 Telecopier: (412) 288-3063

                  3.9. BOOKS AND RECORDS. The Subordinated Lender shall furnish Senior Lender and Senior Subordinated Lender, upon request from time to time, a confirmation of the amount due and owing to the Subordinated Lender and the status of the account between the Subordinated Lender and the Company.

                  3.10. BINDING EFFECT; OTHER. This Subordination Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Indebtedness shall have been satisfied or paid in full in cash and any commitments to provide advances under the Senior Lending Agreements or the Senior Subordinated Lending Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Company or Guarantor with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Company or Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made. No action which Senior Lender or Senior Subordinated Lender or the Company or Guarantor may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Subordination Agreement or the obligations of any Subordinated Lender hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Subordination Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Subordination Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

                  4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                     (a) By its acceptance of its Subordinated Note, each Holder of Subordinated Indebtedness agrees that it shall not assign or transfer any of the Subordinated Indebtedness without such assignment or transfer being made expressly subject to the terms of this Subordination Agreement. Subordinated Lender further warrants to Senior Lender and Senior Subordinated Lender that it has full right, power and authority to enter into this Subordination Agreement and, to the extent Subordinated Lender is an agent or trustee for other parties, that this Subordination Agreement shall fully bind all such other parties.

                     (b) Senior Lender and Senior Subordinated Lender on behalf of the purchasers under the Senior Note Agreement agree that neither shall assign or transfer any of the Senior Indebtedness without such assignment or transfer being made expressly subject to the terms and provisions of the Subordination Agreement. Senior Lender and Senior Subordinated Lender further warrant to Subordinated Lender that each has full right, power and authority to enter into this Subordination Agreement and, to the extent Senior Lender and/or Senior Subordinated Lender is an agent or trustee for other parties, that this Subordination Agreement shall fully bind all such other parties.

                  5. PROCEEDINGS. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY HOLDER OF SUBORDINATED INDEBTEDNESS WITH RESPECT TO THIS OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE SUPREME COURT OF THE STATE OF NEW YORK, ANY FEDERAL DISTRICT COURT WITHIN THE STATE OF NEW YORK, OR ELSEWHERE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT ANY HOLDER OF SUBORDINATED INDEBTEDNESS , SENIOR LENDER, SENIOR SUBORDINATED LENDER AND THE COMPANY ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SENIOR LENDER OR SENIOR SUBORDINATED LENDER TO BRING PROCEEDINGS AGAINST ANY HOLDER OF SUBORDINATED INDEBTEDNESS IN ANY COURTS OF ANY OTHER JURISDICTION ANY JUDICIAL PROCEEDING BY ANY HOLDER OF SUBORDINATED INDEBTEDNESS AGAINST THE SENIOR LENDER AND/OR SENIOR SUBORDINATED LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST ANY HOLDER OF SUBORDINATED INDEBTEDNESS THAT IS BROUGHT

IN ANY OTHER COURT SUCH COURT DETERMINES THAT SENIOR LENDER AND/OR SENIOR SUBORDINATED LENDER IS AN INDISPENSABLE PARTY, SUCH HOLDER OF SUBORDINATED INDEBTEDNESS SHALL BE ENTITLED TO JOIN OR INCLUDE SENIOR LENDER AND/OR SENIOR SUBORDINATED LENDER IN SUCH PROCEEDINGS IN SUCH OTHER COURT. EACH HOLDER OF SUBORDINATED INDEBTEDNESS WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

                  6. WAIVER OF JURY TRIAL. EACH CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH CREDITOR HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT EITHER OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the undersigned have entered into this Agreement this 16 day of April, 1998.


                             FLEET CAPITAL CORPORATION,
                              as Senior Lender


                              By: /s/ John Edmondson
                                 -------------------------------
                              Name: John Edmondson
                                   -----------------------------
                              Title: SVP
                                    ----------------------------

                              ROBERT FLEMING INC.,
                              as agent for the Senior Subordinated Lender


                              By: /s/ Phillip S. Schaeffer
                                 -------------------------------
                              Name: Phillip S. Schaeffer
                                   -----------------------------
                              Title: Senior V.P.
                                    ----------------------------

                                      ROBERT FLEMING INC.,
                                      as agent for the Subordinated Lender


                                      By: /s/ Phillip S. Schaeffer
                                         -------------------------------
                                      Name: Phillip S. Schaeffer
                                           -----------------------------
                                      Title: Senior V.P.
                                            ----------------------------

                    COMPANY'S AND GUARANTOR'S ACKNOWLEDGEMENT


                  The undersigned Company and Guarantor hereby acknowledges and agrees to the foregoing Subordination Agreement. The undersigned agrees to be bound by the terms and provisions thereof as they relate to the relative rights of the Creditors with respect to each other. However, nothing therein shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between the undersigned and each Creditor. The undersigned further agrees that the Subordination Agreement is solely for the benefit of the Creditors and shall not give the undersigned, its successors and assigns, or any other person, any rights vis-a-vis any Creditor.


                                            NATIONAL RECORD MART, INC.,
                                            Company

                                            By: /s/ Theresa Carlise
                                                ------------------------------
                                            Name:  Theresa Carlise
                                                  ----------------------------
                                            Title: Senior Vice President & CFO
                                                   ---------------------------



                                             NRM INVESTMENTS, INC.,
                                             Guarantor


                                            By: /s/ Theresa Carlise
                                                ------------------------------
                                            Name:  Theresa Carlise
                                                  ----------------------------
                                            Title: President
                                                   ---------------------------

STATE OF New York                   )
                                    :  ss.:
COUNTY OF New York                  )

                  On the 14th day of April, 1998, before me personally came Phillip S. Schaeffer, to me known, who being by me duly sworn, did depose and say that he resides at c/o RFI 320 Park Ave. NY, NY, that he is the Senior V.P. of Robert Fleming Inc, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                /s/ Michele Muniz
                                               -------------------------------
                                                Notary Public

                                                MICHELE MUNIZ
                                                Notary Public, State of New York
                                                No. 31-4975-01
                                                Qualified in New York County
                                                Commission Expires 11/26/98



STATE OF _________                  )
                                    :  ss.:
COUNTY OF Hartford                  )

                  On the ____ day of April, 1998, before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he resides at ______________________ ______________________, that he is the
___________ of Seneca Capital L.P., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                               -------------------------------
                                                           Notary Public

STATE OF Connecicut                 )
                                    :  ss.:
COUNTY OF Hartford                  )

                  On the 14th day of April, 1998, before me personally came John Edmondson, to me known, who being by me duly sworn, did depose and say that he resides at 260 Hebron Ave. Glastonbury, CT., that he is the SVP of Fleet Capital Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                        /s/ Lisa A. Giampaolo
                                       -------------------------------
                                            Notary Public

                                       LISA A. GIAMPAOLO
                                       NOTARY PUBLIC
                                       MY COMMISSION EXPIRES FEB. 28, 2000

STATE OF Pennsylvania               )
                                    :  ss.:
COUNTY OF Allegheny                 )

                  On the 15th day of April, 1998, before me personally came Theresa Carlise, to me known, who being by me duly sworn, did depose and say that he resides at 507 Forest Avenue, that he is the Senior Vice President & CFO of National Record Mart, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                   /s/ Geraldine A. Steele
                                   -------------------------------
                                              Notary Public

                                  Notarial Seal
                                  Geraldine A. Steele, Notary Public
                                  Carnegie Boro, Allegheny County
                                  My Commission Expires Dec. 24, 1998
                                  Member, Pennsylvania Association of Notaries

STATE OF Pennsylvania               )
                                    :  ss.:
COUNTY OF Allegheny                 )

                  On the 15th day of April, 1998, before me personally came Theresa Carlise, to me known, who being by me duly sworn, did depose and say that he resides at 507 Forest Avenue, that he is the President of ____________________, NRM Investments, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                   /s/ Geraldine A. Steele
                                   -------------------------------
                                              Notary Public

                                  Notarial Seal
                                  Geraldine A. Steele, Notary Public
                                  Carnegie Boro, Allegheny County
                                  My Commission Expires Dec. 24, 1998
                                  Member, Pennsylvania Association of Notaries